Exhibit 99.1

Inseego Closes $48 Million Refinancing Transaction

SAN DIEGO—August 24, 2017—Inseego Corp. (Nasdaq: INSG), a leading global provider of software-as-a-service (“SaaS”) and mobile broadband solutions for the Internet of Things (“IoT”), entered into a Credit Agreement with certain funds managed by Highbridge Capital Management, LLC on August 23, 2017. Pursuant to the credit agreement, the lenders provided the Company with a new term loan facility in the principal amount of $48.0 million (the “Loan”) with a maturity date of August 23, 2020. The Loan will bear interest at a rate per annum equal to LIBOR, but in no event less than 1.00%, plus 7.625%. A portion of the proceeds from the Loan was used to repay all amounts outstanding under the Company’s previous Senior Credit Agreement due May 8, 2018.
“With the announcement of Inseego’s restructuring plan in June 2017 and the solid progress in our cost reduction efforts to date, we are in a great position to refinance our current short-term credit facility at better overall terms and to materially extend the maturity date. The new 3-year term loan has a significantly lower interest rate and provides $14.5 million of incremental liquidity to support our overall business objectives. The new credit facility provides Inseego the runway and flexibility to pursue our stated objectives of cost reductions, increased gross margins and profitable growth in the areas of the business with the highest ROI,” said Dan Mondor, President and Chief Executive Officer.
As part of the transaction, and included in the $48.0 million term loan, the Company exchanged approximately $14.9 million of the existing Convertible Notes due 2022 into approximately $11.9 million of the new term loan facility and 2.0 million shares of the Company’s common stock.
Jonathan Segal, managing director of Highbridge Capital Management, LLC, said, “We are supportive of the management team’s strategy to right-size the cost side of the business, accelerate the Company’s growth and increase free cash flow generation. Following the solid progress to date both in cost savings and customer wins, we believe this access to additional capital will provide Inseego the ability to significantly improve its profitability.”
About Inseego Corp.
Inseego Corp. (Nasdaq: INSG) is a leading global provider of MiFi®-branded intelligent wireless solutions for the worldwide mobile communications market and software-as-a-service (SaaS) and solutions for the Internet of Things (IoT). The Company sells its telematics solutions under the Ctrack brand, including its fleet management, asset tracking and monitoring, stolen vehicle recovery, and usage-based insurance platforms. Inseego Corp. also sells business connectivity solutions and device management services through Inseego North America (formerly Feeney Wireless). The Company is headquartered in San Diego, California. www.inseego.com Twitter @inseego
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information in this news release related to the time period needed to pursue the Company’s stated objectives, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Inseego Corp. in general, see the risk disclosures in our Annual Report on Form 10-K for the year ended December 31, 2016, and in other subsequent filings made with the SEC by Inseego Corp. (available at www.sec.gov).